Exhibit 23.1

Holyfield & Thomas, LLC
Certified Public Accountants & Advisors
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1601 Forum Place, Suite 801 • West Palm Beach, FL 33401-8106
(561) 689-6000 • Fax (561) 689-6001 • www.holyfieldandthomas.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated January 27, 2003 related to the financial statements of Space Telecom, Inc.
and to the reference of our firm under the caption "experts" in the Prospectus.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
January 27, 2003